UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2014
Date of Report (Date of earliest event reported)

il2m INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreement

On June 13, 2014, the Board of Directors of il2m International Corp., a Nevada corporation (the "Company") authorized the execution of that certain settlement agreement and stipulation dated June 13, 2014 (the "Settlement Agreement") with IBC Funds LLC, a Nevada limited liability company ("IBC Funds").

The Company had certain payables outstanding due and owing to creditors aggregating $108,535.00 as follows: (i) $19,030 owed to Berman & Company P.A.; (ii) $14,505 owed to Liggett, Vogt & Webb P.A.; (iii) $65,000 owed to No Sleep Til Productions; and (iv) $10,000 owed to Epoch Financial Group Inc. (collectively, the "Payables"). IBC Funds purchased the Payables from their respective holders and subsequently filed a claim against the Company in the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, Case No. 2014 CA 2928 (the "Claim") for the payment of the Payables. Thus, the Company and IBC Funds desired to resolve and settle the Payables and entered into the Settlement Agreement.

On June 14, 2014, IBC Funds delivered a conversion notice to the Company (the "Conversion Notice") proposing conversion of $16,500 of the Settlement Agreement into 100,000 shares of common stock. The 100,000 shares of common stock will be exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(10).

The Board of Directors determined it was in the best interests of the Company and its shareholders to enter into the Settlement Agreement and resulting 3(a)(10) issuance of shares in order to ensure the successful launch of its two websites within the next month and accelerate the possibility of generation of revenue from multiple sources.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Settlement Agreement and Stipulation dated June 13, 2014 between il2m International Corp. and IBC Funds LLC.

10.02	Circuit Court Order Granting Approval of Settlement Agreement and Stipulation dated June 14, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

il2m INTERNATIONAL CORP.

DATE: July 10, 2014	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer

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